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                                                                    EXHIBIT 10.6

                            SHARE EXCHANGE AGREEMENT

        This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of August 31, 1999 by and among (i) The MacManus Group, Inc., a Delaware corporation ("MacManus"); (ii) N.W. Ayer Communications, Inc., a Delaware corporation ("Seller"), and (iii) Novo MediaGroup, Inc., a California corporation ("Novo"). MacManus and Seller are sometimes referred to herein collectively as the "MacManus Parties."

                                    RECITALS

        A. MacManus indirectly owns all of the issued and outstanding capital stock of Seller, which in turn owns all of the issued and outstanding capital stock of Blue Marble Advanced communications Group, Ltd., a Delaware corporation ("Blue Marble"). Novo desires to acquire, and MacManus desires to transfer to Novo, in a stock exchange transaction, the business and operations of Blue Marble.

        B. In order to effectuate the above transaction, the MacManus Parties and Novo have determined that it is in the best interests of their respective shareholders for Novo to acquire all of the issued and outstanding shares of capital stock of Blue Marble in exchange for which Seller will be receive the stock consideration as provided herein. For federal income tax purposes, it is intended that this exchange shall qualify as a tax free transaction pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1996, as amended.

                                TERMS OF AGREEMENT

        In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                             SHARE EXCHANGE; CLOSING

        1.1 THE CLOSING. Subject to the terms and conditions of this Agreement,
(a) the consummation of the Share Exchange (as defined herein), and (b) the other transactions contemplated hereby (the "Closing") shall take place on August 31, 1999 after the satisfaction or waiver of the conditions set forth in
Article 7 and Article 8 hereof. The Closing shall take place at the offices of Britton Silberman & Cervantez LLP, or such other place and time as the parties may otherwise agree via in person execution of applicable documents or fax of applicable signatures to the documents and attachment of such signatures in counterparts to this Agreement and related documents, and the date of the Closing is referred to herein as the "Closing Date."

        1.2 SHARE EXCHANGE. (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Novo all of the issued and outstanding capital stock of Blue Marble (the "Share Exchange"), which consists of One Thousand (1000) shares of common stock, no par value, free and clear of all Liens of any nature whatsoever, other than such restrictions as may be imposed pursuant to state or federal securities laws in exchange for the stock consideration described below.


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        (b) At the Closing, upon delivery to Novo by Seller of certificates representing all of the issued and outstanding stock of Blue Marble, Novo shall issue and transfer to Seller and Seller shall receive from Novo 13,503,460 shares of Novo Series C Common Stock, no par value (the "Exchange Consideration") free and clear of all liens of any nature whatsoever, other than restrictions contemplated under this Agreement and applicable securities laws.

        1.3 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                (a) The MacManus Parties shall have satisfied each of the applicable conditions set forth in Article 7 and shall deliver to Novo
        (i) the certificates representing all of the outstanding shares of capital stock of Blue Marble (together with such stock powers and instruments of transfer as are determined to be necessary by Novo), and
        (ii) the documents, certificates, opinions, consents, letters and other items required by Article 7.

                (b) Novo shall have satisfied each of the applicable conditions set forth in Article 8 and shall deliver to Seller (i) the certificates representing 13,503,460 shares of Series C Common Stock representing all of the Exchange Consideration, and (ii) the documents, certificates, consents, letters and other items required by Article 8.

        1.4 ANCILLARY AGREEMENTS. At the Closing, and as a condition to the obligations of the parties contained herein, Novo, the MacManus Parties, and certain other individuals shall enter into a Voting Agreement substantially in the form attached hereto as Exhibit B (the "Voting Agreement") and such other agreements as required hereby (collectively, the "Ancillary Agreements").

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                     OF NOVO

        As a material inducement to the MacManus Parties to enter into this Agreement and to consummate the transactions contemplated hereby, and except as set forth in applicable schedules attached hereto which shall be deemed part of any of the representations set forth in this Article 2, Novo makes the following representations and warranties to the MacManus Parties.

        2.1 CORPORATE STATUS. Novo is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Novo or, except as could not reasonably be expected to have a Material Adverse Effect on Novo, any such proceeding of any other Person. Novo is legally qualified to do business as a foreign entity in each of the jurisdictions in which it is required to be so qualified, which represent all


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jurisdictions where the nature of its properties and the conduct of its business require such qualification, and is in good standing in each of the jurisdictions in which it is so qualified except where the failure to so qualify will not have a Material Adverse Effect on Novo.

        2.2 POWER AND AUTHORITY. Novo has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Novo has taken all corporate action necessary to authorize its execution and delivery of this Agreement and the other transactions contemplated hereby, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

        2.3 ENFORCEABILITY. This Agreement has been duty executed and delivered by Novo and constitutes its legal, valid and binding obligation enforceable against Novo in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        2.4 CAPITALIZATION AND DUE AND VALID ISSUANCE. (a) Schedule 2.4 sets forth, as of the date hereof, with respect to Novo, (i) the number of authorized shares of each class of its capital stock, and (ii) the number of issued and outstanding shares of each class of its capital stock. Except as set forth in
Schedule 2.4, all of the issued and outstanding shares of capital stock (1) have been duly authorized and validly issued and are fully paid and nonassessable,
(2) were issued in compliance with all applicable state and federal securities laws, and (3) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of Novo and no such rights arise by virtue of or in connection with the transactions contemplated hereby except as referred to in this Agreement; Except as set forth in Schedule 2.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Novo to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock), there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Novo, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Novo and Novo is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

        (b) The shares of Series C Common Stock being issued by Novo pursuant to this Agreement when issued, exchanged and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement or agreements referred to in this Agreement or as applicable under Novo's charter documents and under applicable state and federal securities laws.

        2.5 NO VIOLATION. The execution and delivery of this Agreement by Novo, the performance by Novo of its obligations hereunder and the consummation by Novo of the


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transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of incorporation or Bylaws of Novo, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Novo, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Novo, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Novo, (e) give to any individual or entity a right or claim against Novo, which would have a Material Adverse Effect on Novo; or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Securities Act, (ii) filings required under the securities or blue sky laws of the various states in each, which will be made or obtained prior to the Closing except for such filings allowed to be filed after the Closing by law.

        2.6 RECORDS OF NOVO. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of Novo which were provided to the MacManus are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for Novo made available to the MacManus for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of Novo and directors (and any committees thereof) of Novo taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by Novo have been duly authorized or ratified. The stock ledger of Novo, as previously made available to MacManus, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Novo.

        2.7 NO SUBSIDIARIES. Novo does not own, directly or indirectly, any outstanding voting securities of or other interest in, or control, any other corporation, partnership, limited liability company, joint venture or other entity.

        2.8 NOVO FINANCIAL STATEMENTS. Novo has delivered or made available to the MacManus Parties the financial statements of Novo for the fiscal year ended December 31, 1998 and for the period ended June 30, 1999 (collectively, the "Novo Financial Statements"). The balance sheet of Novo dated as of June 30, 1999 included in the Novo Financial Statements is referred to herein as the "Current Novo Balance Sheet." The Novo Financial Statements fairly present the financial position of Novo at each of the balance sheet dates and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. There are no material special or non-recurring items of income or expense during the periods covered by the Novo Financial Statements, and the balance sheets included in the Novo Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Novo Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.


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        2.9 CHANGES SINCE THE CURRENT NOVO BALANCE SHEET DATE. Since the date of the Current Novo Balance Sheet included in the Novo Financial Statements, except as expressly contemplated by the terms of this Agreement, no Material Adverse Change has occurred with respect to Novo except as set forth in Schedule 2.9 or the other Schedules to this Agreement.

        2.10 LIABILITIES. Novo has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on Novo's Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Novo Current Balance Sheet (none of which relates to (i) any breach of contract or breach of warranty, or (ii) any tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) liabilities incurred in the ordinary course of business prior to the date of such entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material, and (d) as set forth on Schedule 2.10(a) (the liabilities and obligations referenced in clauses (a), (b), (c) and (d) above are referred to as the "Novo Designated Liabilities").

        2.11 LITIGATION. Except as set forth in Schedule 2.11, there is no action, suit, arbitration or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of Novo, threatened (i) against, by or affecting Novo or any properties or assets of the same (including the Novo Leased Premises), or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Novo is or was a party which have not been complied with in full or which continue to impose any obligations on Novo.

        2.12 ENVIRONMENTAL MATTERS.

                (a) Except as set forth in Schedule 2.12(a), or except where a failure to comply would not have a Material Adverse Effect, Novo is and has at all times been in full compliance with all Environmental Laws governing the business, operations, properties and assets of Novo, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by Novo of its properties and assets and the operation of its business as presently conducted or the ownership and use by Novo of the Novo Leased Premises (as defined in Section 2.13); and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                (b) Except as set forth in Schedule 2.12(b), there are no notices or proceedings pending or, to the knowledge of Novo, threatened against or involving Novo, its businesses, operations, properties or assets (including the Novo Leased Premises) issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to Novo thereunder in connection with, related to or arising out of the ownership or use by Novo of its properties or assets (including the Novo Leased


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        Premises) or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing liability on Novo or the MacManus Parties in the event that the transactions contemplated by this Agreement are consummated.

                (c) For purposes of this Section and Section 3.13 hereof, the following terms shall have the meanings ascribed to them below:

                "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

                "Environmental Laws" means all federal state, regional or local statutes, laws rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws, whether currently in existence, issued, or promulgated, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof.

                "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

        2.13 REAL ESTATE.

                (a) Novo owns no interest, directly or indirectly, in any real property. Except as listed on Schedule 2.13(a) there has been no real property (or any interest therein) owned by Novo within the past five
        (5) years.

                (b) Schedule 2.13(b) sets forth a list of all leases, licenses or similar agreements to which Novo is a party, which are for the use or occupancy of real estate owned by a third party ("Novo Leases") (copies of which have previously been furnished


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        to the MacManus Parties), in each case setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Novo Leases, (ii) the street address or legal description of each property covered thereby, and (iii) a brief description (including approximate size and function) of the principal improvements and buildings thereon (the "Novo Leased Premises"). The Novo Leases are in full force and effect and have not been amended except as disclosed in
        Schedule 2.13(b) and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Novo Leases. With respect to each such Novo Leased Premises: (i) Novo has a valid leasehold interest in the Novo Leased Premises, which leasehold interest is free and clear of any Liens, covenants and casements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Novo Leased Premises that are used in the business of Novo are each in good repair and condition, normal wear and tear excepted, and are in the, aggregate sufficient to satisfy
        Novo's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Novo Leased Premises is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and
        (iv) Novo has not received notice of (A) any condemnation proceeding with respect to any portion of the Novo Leased Premises or any access thereto and, to the knowledge of Novo, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Novo Leased Premises and, to the knowledge of Novo, no such special assessment is contemplated by any Governmental Authority.

        2.14 BUSINESS; GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY.

(a) Novo owns and operates its business at the location(s) set forth on Schedule 2.13(a). Except as specifically disclosed in Schedule 2.14, Novo has good and marketable title to all of its owned Assets free and clear of any Liens. For purposes of this Agreement, the term "Novo Assets" means all of the properties and assets of any nature owned or used by the party to which such term is applied.

(b) The Novo Fixed Assets currently in use or necessary for the business and operations of Novo, are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all computers, machinery, equipment, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of Novo, with respect to Novo, set forth on the Current Novo Balance Sheet or acquired by Novo since the date of the Current Novo Balance Sheet.

        2.15 COMPLIANCE WITH LAWS. Except as set forth on Schedule 2.15, Novo and its Affiliates have been in compliance with all laws, regulations and orders applicable to Novo, its business and operations (as conducted by it now and in the past), the Assets, the Novo Leased Premises and any other properties and assets owned or used by it now or in the past, except when any such violation would not cause a Material Adverse Effect. Neither Novo nor any of its affiliates has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of Novo, threatened relating to or in any way affecting Novo.


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Novo is not subject to any decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers of lines of business. Neither Novo, nor any of its employees agents, has made any payment of funds in connection with Novo's business which is prohibited by law, and no funds have been set aside to be used in connection with its business for payment prohibited by law, Novo is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"), except where failure to comply would not be material. With resect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of Novo for whom compliance with the Immigration Act is required, Novo has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Novo has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist order, nor has any action or administrative proceeding been initiated or, to the knowledge of Novo, threatened against Novo, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

        2.16 LABOR AND EMPLOYMENT MATTERS. Novo is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of Novo into one or more collective bargaining units. There is not now, and there has not been prior to the date hereof, any actual or, to the knowledge of Novo, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Novo, or which may interfere with its continued operations. Neither Novo, nor any employee, agent or representative thereof, has since the date of incorporation or formation of Novo, committed any material unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of Novo, threatened charge or complaint against Novo by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of Novo prior to the date hereof. To the knowledge of Novo, no executive or key employee or group of employees has any plans to terminate his, her or their employment with Novo as a result of the transactions contemplated hereby or otherwise. Novo has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended, except where failure to comply would not have a Material Adverse Effect. Novo has furnished to MacManus a written schedule containing the salary and other compensation and fringe benefits of the employees or other workers of Novo to be employed at the Closing, which schedule is true and complete in all material respects.

        2.17 NOVO EMPLOYEE BENEFIT PLANS.

                (a) Employee Benefit Plans. Schedule 2.17 contains a list setting forth each employee benefit plan or arrangement of Novo, including but not limited to employee pension benefit plans, as defined in Section 3(2) of ERISA multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(l) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or


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        termination pay plans and policies, whether or not described in Section
        3(3) of ERISA, in which employees (or their spouses or dependents) of Novo participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, have been furnished to
        Novo).

                (b) Compliance with Law. With respect to each Novo Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or to the knowledge of Novo, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of Novo there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code. For purposes of this Section 2.17, "Novo Employee Benefit Plans" is defined as each employee benefit plan or arrangement of Novo, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the ERISA Act, multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(l) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in
        Section 3(3) of ERISA, in which employees (or their spouses or dependents) of Novo participate (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, have been furnished to the MacManus Parties).

                (c) Compliance with Law. With respect to each Novo Employee Benefit Plan (i) each has been administered in all respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes, are pending, or to the knowledge of Novo, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;
        (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                (c) Qualified Plans. Novo is not and has not been obligated with respect to any Novo Employee Benefit Plan intended to qualify under Code
        Section 401(a) or 403(a)

                (d) Multiemployer Plans. Novo is not and has not been obligated with respect to any multiemployer plan as described in Section 4001(a)(3) of ERISA.


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
                (e) Welfare Plans. (i) Novo is not obligated under any employee welfare benefit plan as described in Section 3(l) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Novo or its predecessors after termination of employment, other than pursuant to Section 4980B of the Code; (ii) Novo has complied with the notice and continuation coverage requirements of
        Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
        Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is a Novo Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

                (f) Controlled Group Liability. Neither Novo nor any entity that would be aggregated with Novo under Code Section 414(b), (c), (m) or
        (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the PBGC, the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject) an excise tax under Code Section 497 1; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or
        (vi) has violated Code Section 4980B or Section 601 through 608 of
        ERISA.

                (g) Other Liabilities. (i) None of the Novo Employee Benefit Plans obligates Novo to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement [or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code)]; (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Novo Balance Sheet or will be properly accrued on the books and records of Novo as of the Closing Date; and
        (iii) none of the Novo Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Novo Balance Sheet or the books and records of Novo.

        2.18 TAX MATTERS. Except as set forth in Schedule 2.18. Novo filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, Novo. Such returns and reports reflect accurately all liability for all federal, state and local income, sales, payroll and withholding taxes and all other material taxes of Novo, for the period covered thereby, and all amounts shown on such returns and reports as due and payable have been timely paid. None of the federal, state, local or foreign tax returns of Novo have ever been audited by the Internal Revenue Service or any governmental body or agency, domestic or foreign. All federal, state and local income, profits, franchise, sales, use occupancy, excise, payroll, accumulated earnings tax and other taxes and assessments (including and penalties) payable by, or due from Novo, (whether in its own night or as transferee of the assets of, or successor to, any entity) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Novo. To the knowledge of Novo, no examination of any return of Novo is currently in progress and Novo has not received notice of any proposed audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of Novo.

        2.19 INSURANCE. Novo is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business in amounts and against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "Novo Insurance Policies"). Such Novo Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. Novo has complied with the provisions of such Novo Insurance Policies applicable to it, and has provided the MacManus Parties copies of all Novo Insurance Policies and all amendments and riders thereto. There is no pending claim under any of the Novo Insurance Policies for an amount in excess of $5,000.00 individually or $25,000.00 in the aggregate, including any claim for loss or damage to the properties, assets or business of Novo (including the Novo Leased Premises). Novo has not failed to give, in a timely manner, any notice required under any of the Novo Insurance Policies to preserve its rights thereunder.

        2.20 RECEIVABLES. All of the Novo Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of Novo. All of the Novo Receivables are good and collectible receivables, and will be collected in accordance with past practice and the terms of such receivables (and in any event within six months following the Closing Date), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Novo Balance Sheet, as reasonably adjusted since the date of the Current Novo Balance Sheet in the ordinary course of business, consistent with GAAP. For purposes of this Agreement, the term "Novo Receivables" means all receivables of Novo, including without limitation all contracts in transit and all trade account receivables arising from the provision of services, notes receivable, and insurance proceeds receivable.

        2.21 LICENSES AND PERMITS. Except as set forth on Schedule 2.21. Novo possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Novo Permits") for its business and operations, including with respect to the operations of the Novo Leased Premises, except where the failure to so possess such license would not be material. All such Novo Permits are valid and in full force and effect, Novo is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of Novo, threatened to revoke or amend any of them. None of such Novo Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        2.22 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Novo Assets and the Novo Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Novo in the manner in which and to the extent to which such business is currently being conducted.

Except as set forth on Schedule 2.22, Novo has no direct or indirect interest in any customer, supplier or competitor of Novo or in any person from whom or to whom Novo leases real or personal property. No Principal and no officer or director in Novo, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with Novo or has any interest in any property used by Novo (all such ownership, Contracts, transactions and interests, collectively "Novo Affiliated Transactions"), except as set forth on
Schedule 2.22.

        2.23 INTELLECTUAL PROPERTY.

                (a) Novo owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. Novo has not received any communications alleging that Novo has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Novo is not aware that any officer, director or employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interest of Novo, or that would conflict with Novo's business or prevent any such officer, director or employee from assigning inventions to Novo. Neither the execution or delivery of this Agreement, nor the carrying on of Novo's business by the employees of Novo, nor the conduct of Novo's business as proposed, will, to Novo's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Novo does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Novo.

                (b) No claims have been asserted against Novo, and to the knowledge of Novo (actual knowledge in the case of common law trademarks and tradenames and patents) there are no claims which are reasonably likely to be asserted against Novo or which have been asserted against others by any person challenging Novo's use or distribution of any trademarks, tradenames, copyrights, works of authorship, trade secrets, software, technology, know-how or processes utilized by Novo or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. The use of any trademarks, tradenames, copyrights, works of authorship, software, technology, know-how or processes by Novo in its business does not infringe on the rights of, constitute misappropriation of, or in any way involve unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including, without limitation, any patent, trade secret, copyright, trademark or tradename; provided, however, that such representation is made only to Novo's actual knowledge with respect to common law trademarks and tradenames, technology, patent or similar intangible property right where infringement is possible without wrongful taking.

                (c) To the best knowledge of Novo, all designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated in any of Novo's proprietary rights constitute original creations of and were written, developed and created solely and exclusively by employees of Novo without the assistance of any third party or entity, were public domain or were created by, or with the assistance of, third parties who assigned ownership of or licensed their rights to Novo in valid and enforceable agreements. Novo has at all times used commercially reasonable efforts to treat its trade secrets as confidential and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

                (d) To the best knowledge of Novo, no employee of Novo is in violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with Novo or, to the knowledge of Novo, any other party because of the nature of Novo's business.

        2.24 CONTRACTS. Novo has made available to, or given copies of, each Novo Material Contract to the MacManus Parties, and such Novo Material Contracts are the true, correct and complete documents regarding each such Novo Material Contract (defined below). Each Novo Material Contract furnished or made available to the MacManus Parties is true and complete and reflects all amendments thereto made through the date of this Agreement and the list of such Novo Material Contracts set forth on Schedule 2.24 Is a true and complete list of the Novo Material Contracts. Novo has not violated any of the terms or conditions of any Novo Material Contract or any term or condition which would permit termination or modification of any Novo Material Contract; all of the covenants to be performed pursuant to any Novo Material Contract by any other party thereto have been fully performed; there are no claims for breach or indemnification or notice of default or termination under any Novo Material Contract; and each of the Novo Material Contracts is enforceable in accordance with its terms. To the knowledge of Novo, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by Novo under any Novo Material Contract, and to the knowledge of Novo, no such event has occurred which constitutes or would constitute a default by any other party. Novo is not subject to any liability or payment resulting from renegotiation of amounts paid under any Novo Material Contract.

        As used in this Section 2.24 "Novo Material Contracts" shall include, without limitation, formal or informal, all written or oral (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations of Novo to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $50,000); (b) contracts obligating Novo to provide products or services valued at over $200,000; (c) leases of the Novo Leased Premises to or from third parties and Novo; (d) leases of personal property by Novo (other than those which individually provide for annual payments of less than $20,000); (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of or partner in Novo (except for routine NDAs and noncompete provisions applicable to standard employment agreements and initial business development introductory meetings and discussions); (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property with respect to which Novo is a party; (g) any contract relating to pending capital expenditures by Novo; (h) any contracts obligating Novo to make payments in excess of $50,000 over the remaining terms of such contract; and (i) all other material Contracts or understandings outside of the ordinary course of business with respect to which Novo is a party or pursuant to which any of its assets is bound, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

        (c) Except as set forth in Schedule 2.24, all of the representations set forth in this Section 2.24 are true and correct as of the date hereof to the best knowledge of Novo.

        2.25 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to the MacManus Parties or its representatives by Novo, contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading. Novo has provided the MacManus Parties with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

        2.26 NO COMMISSIONS. Novo has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

        2.27 CHEAT RELATIONS. Novo has previously provided MacManus with a written schedule setting forth Novo's clients as of the date of the Current Balance Sheet Date, and the revenues from each client for the calendar year ended December 31, 1998 and the six months ended June 30, 1999, and the estimated revenues for each client for the twelve months ending December 31, 1999. Novo does not warrant that the estimated revenues set forth on such schedule will prove to be accurate; provided, however, Novo does represent that they were made in good faith and on a reasonable basis. Except as previously disclosed to MacManus in writing, no client of Novo has advised Novo in writing that it is (x) terminating or considering terminating the handling of its business by Novo as a whole or in respect of any particular product, project or service; (y) planning to reduce its future spending with Novo in any material manner, or (z) materially dissatisfied with the services provided by Novo; and to the knowledge of Novo (without making any special inquiry of any clients), no client has orally advised Novo of any of the foregoing events.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF THE
                                MACMANUS PARTIES

        As a material inducement to Novo to enter into this Agreement and to consummate the transactions contemplated hereby, the MacManus Parties, except as set forth in applicable schedules attached hereto which shall be deemed part of any of the representations set forth in this Article 3, jointly and severally, make the following representations and warranties to Novo:

        3.1 CORPORATE STATUS OF MACMANUS PARTIES. MacManus and Seller each are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The MacManus Parties each have the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. There is no pending or threatened proceeding for the dissolution, liquidation, in solvency, reorganization, or rehabilitation of MacManus or Seller, except as could not reasonably be expected to have a Material Adverse Effect on the MacManus Parties.

        3.2 CORPORATE STATUS OF BLUE MARBLE. Blue Marble is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Blue Marble has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Blue Marble is legally qualified to do business as a foreign entity in each of the jurisdictions in which it is required to be so qualified, which represent all jurisdictions where the nature of its properties and the conduct of its business require such qualification, and is in good standing in each of the jurisdictions in which it is so qualified except where the failure to so qualify will not have a material adverse affect on Blue Marble. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency, reorganization, or rehabilitation of Blue Marble, except as could not reasonably be expected to have a Material Adverse Effect on the MacManus Parties.

        3.3 POWER AND AUTHORITY. Each of the MacManus Parties has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Each of the MacManus Parties has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder, and the consummation of the transactions contemplated hereby.

        3.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by or on behalf of each of the MacManus Parties and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws. affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        3.5 CAPITALIZATION. Schedule 3.5 sets forth, as of the date hereof, with respect to Blue Marble, (a) the number of authorized shares of each class of its capital stock, and (b) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock
(i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of Blue Marble and no such rights arise by virtue of or in connection with the transactions contemplated hereby except as set forth in this Agreement; there are no outstanding or authorized rights, options, wants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Blue Marble to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock), there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Blue Marble, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Blue Marble and Blue Marble is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

        3.6 NO VIOLATION. Except for any approvals or consents required under the Material Contracts (as defined in Section 3.25), the execution and delivery of this Agreement by the MacManus Parties, the performance by such parties of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation, Bylaws, or other organizational or governing document of Blue Marble or the Certificate of Incorporation, Bylaws, or other organizational or governing document of MacManus, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Blue Marble, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any material Contract and which is applicable to, binding upon or enforceable against Blue Marble, or any of their assets, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any MacManus Party, (e) give to any Person a right or claim against Blue Marble, or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Securities Act, (ii) filings required under the securities or blue sky laws of the various states, in each case which will be made or obtained prior to Closing except as allowed by law to occur after Closing.

        3.7 RECORDS OF BLUE MARBLE. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of Blue Marble which were provided to Novo are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for Blue Marble made available to Novo for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of MacManus and directors (and any committees, thereof) of Blue Marble taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by Blue Marble have been duly authorized or ratified. The stock ledger of Blue Marble, as previously made available to Novo, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Blue Marble.

        3.8 NO SUBSIDIARIES. Blue Marble does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, limited liability company, joint venture or other entity.

        3.9 FINANCIAL STATEMENTS. The MacManus Parties have delivered or made available to Novo the financial statements of Blue Marble for the fiscal year ended December 31, 1998 and for the period ended June 30, 1999 (collectively, the "Financial Statements"). The balance sheet of Blue Marble dated as of June 30, 1999 included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of Blue Marble at each of the balance sheet dates and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write up or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

        3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet included in the Financial Statements, except as expressly contemplated by the terms of this Agreement, no Material Adverse Change has occurred with respect to the Blue Marble except as set forth in Schedule 3.10 or the other Schedules to this Agreement.

        3.11 LIABILITIES. Blue Marble has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on Blue Marble's Current Balance Sheet and not heretofore paid or discharged,
(b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Blue Marble Current Balance Sheet (none of which relates to (i) any breach of contract or breach of warranty, or (ii) any tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) liabilities incurred in the ordinary course of business prior to the date of such entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material, and (d) as set forth on Schedule 3.11(a) (the liabilities and obligations referenced in clauses (a), (b), (c) and (d) above are referred to as the "Blue Marble Designated Liabilities").

        3.12 LITIGATION. Except as set forth in Schedule 3.12, there is no action, suit, arbitration or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of Blue Marble, threatened (i) against, by or affecting any Blue Marble or any properties or assets of any of the same (including the Leased Premises), or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Blue Marble is or was a party which have not been complied with in full or which continue to impose any obligations on Blue Marble.

        3.13 ENVIRONMENTAL MATTERS.

                (a) Except as set forth in Schedule 3.13(a), or except where a failure to comply would not have a Material Adverse Effect, Blue Marble is and has at all times been in full compliance with all Environmental Laws governing the business, operations, properties and assets of Blue Marble, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by Blue Marble of its properties and assets and the operation of its business as presently conducted or the ownership and use by Blue Marble of the Leased Premises (as defined in Section 3.14);

        and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                (b) Except as set forth in Schedule 3.13(b) there are no notices or proceedings pending or to the knowledge of the MacManus Parties threatened against or involving Blue Marble, their businesses, operations, properties or assets (including the Leased Premises) issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to Blue Marble thereunder in connection with, related to or arising out of the ownership or use by Blue Marble of its properties or assets (including the Leased Premises) or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing liability on Novo or Blue Marble in the event that the transactions contemplated by this Agreement are consummated.

        3.14 REAL ESTATE.

                (a) Except as set forth in Schedule 3.14(a) Blue Marble owns no interest, directly or indirectly, in any real property and there has been no real property (or any interest therein) owned by Blue Marble within the past five (5) years.

                (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements to which Blue Marble is a party, which are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to Novo), in each case setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases; (ii) the street address or legal description of each property covered thereby; and (iii) a brief description (including approximate size and function) of the principal improvements and buildings thereon (the "Leased Premises"). The Leases are in full force and effect and have not been amended except as disclosed in Schedule 3.14(b), and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Leases. With respect to each such Leased
        Premises: (i) Blue Marble has a valid leasehold interest in the Leased Premises, which leasehold interest is free and clear of any Liens, covenants and casements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Leased Premises that are used in the business of Blue Marble are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy Blue Marble's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Leased Premises is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) none of the MacManus Parties has received notice of (A) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto and, to the knowledge of the MacManus Parties, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leased Premises and, to the knowledge of the MacManus Parties, no such special assessment is contemplated by any Governmental Authority.

        3.15 BUSINESS; GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY

                (a) Blue Marble owns and operates its business at the location(s) set forth on Schedule 3.14(a). Upon the consummation of the transactions contemplated hereby, Novo will have acquired and own all of Blue Marble's assets and operations. Except as specifically disclosed in
        Schedule 3.15(a), Blue Marble has good and marketable title to all of its owned Assets free and clear of any Liens. For purposes of this Agreement, the term "Blue Marble Assets" means all of the properties and assets of any nature owned or used by Blue Marble.

                (b) The Blue Marble Fixed Assets currently in use or necessary for the business and operations of Blue Marble, are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Blue Marble Fixed Assets" means all computers, machinery, equipment, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of Blue Marble, with respect to Blue Marble, set forth on the Current Blue Marble Balance Sheet or acquired by Blue Marble since the date of the Current Blue Marble Balance Sheet.

        3.16 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.16, Blue Marble has been in compliance with all laws, regulations and orders applicable to Blue Marble, its business and operations (as conducted by it now and in the past), the Assets, the Leased Premises and any other properties and assets owned or used by it now or in the past, except when any such violation would not cause a Material Adverse Effect. No MacManus Party, nor any affiliates of a MacManus Party, has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the MacManus Parties, threatened relating to or in any way affecting Blue Marble. Blue Marble is not subject to any decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. None of the MacManus Parties, nor any of their employees or agents, has made any payment of funds in connection with Blue Marble's business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. Blue Marble is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"), except where failure to comply would not be material. With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of Blue Marble for whom compliance with the Immigration Act is required, Blue Marble has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Blue Marble has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the MacManus Parties, threatened against Blue Marble, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

        3.17 LABOR AND EMPLOYMENT MATTERS. Except as set forth on Schedule 3.17 Blue Marble is not a party to any employment agreement and Blue Marble is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of Blue Marble into one or more collective bargaining units. There is not now, and there has not been prior to the date hereof, any actual or, to the knowledge of the MacManus Parties, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Blue Marble, or which may interfere with its continued operations. Neither Blue Marble, nor any employee, agent or representative thereof, has since the date of incorporation or formation of Blue Marble, committed any material unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the MacManus Parties, threatened charge or complaint against Blue Marble by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of Blue Marble prior to the date hereof. To the knowledge of the MacManus Parties, no executive or key employee or group of employees has any plans to terminate his, her or their employment with Blue Marble as a result of the transactions contemplated hereby or otherwise. Blue Marble has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities. Act, all as amended, except where failure to comply would not have a Material Adverse Effect. Blue Marble has previously furnished to Novo a written schedule containing the salary and other compensation and fringe benefits of the employees or other workers of Blue Marble to be employed at the Closing, which schedule is true and complete in all material respects.

        3.18 EMPLOYEE BENEFIT PLANS.

                (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of Blue Marble, including but not limited to employee pension benefit plans, as defined in Section 3(2) of ERISA multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(l) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees (or their spouses or dependents) of Blue Marble participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, have been furnished to Novo).

                (b) Compliance with Law. With respect to each Blue Marble Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or to the knowledge of the MacManus Parties, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of the MacManus Parties there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duty or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                (c) Qualified Plans. Blue Marble is not and has not been obligated with respect to any Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a)

                (d) Multiemployer Plans. Blue Marble is not and has not been obligated with respect to any multiemployer plan as described in Section 4001(a)(3) of ERISA.

                (e) Welfare Plans. (i) Blue Marble is not obligated under any employee welfare benefit plan as described in Section 3(l) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Blue Marble or its predecessors after termination of employment, other than pursuant to Section 4980B of the Code; (ii) Blue Marble has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
        (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

                (f) Controlled Group Liability. Neither Blue Marble nor any entity that would be aggregated with Blue Marble under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee, benefit plan under circumstances resulting (or expected to result) in liability to the PBGC, the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or
        Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or
        Section 601 through 608 of ERISA.

                (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates Blue Marble to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of Blue Marble as of the Closing Date;

        and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of Blue Marble.

        3.19 TAX MATTERS. Except as set forth in Schedule 3.19, Blue Marble filed or caused to be filed within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, Blue Marble. Such returns and reports reflect accurately all liability for all federal, state and local income, sales, payroll and withholding taxes and all other material taxes of Blue Marble, for the period covered thereby, and all amounts shown on such returns and reports as due and payable have been timely paid. None of the federal, state, local or foreign tax returns of Blue Marble have ever been audited by the Internal Revenue Service or any governmental body or agency, domestic or foreign. All federal, state and local income, profits, franchise, sales, use occupancy, excise, payroll, accumulated, earnings, tax and other taxes and assessments (including interest and penalties) payable by, or due from Blue Marble, (whether in its own right or as transferee of the assets of, or successor to, any entity) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Blue Marble. To the knowledge of the MacManus Parties, no examination of any return of Blue Marble is currently in progress and Blue Marble has not received notice of any proposed audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of Blue Marble.

        3.20 INSURANCE. Blue Marble is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business in amounts and against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. Blue Marble has complied with the provisions of such Insurance Policies applicable to it, and has provided Novo copies of all Insurance Policies and all amendments and riders thereto. There is no pending claim under any of the Insurance Policies for an amount in excess of $5,000.00 individually or $25,000.00 in the aggregate, including any claim for loss or damage to the properties, assets or business of Blue Marble (including the Leased Premises). Blue Marble has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

        3.21 RECEIVABLES. All of the Blue Marble Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of Blue Marble. All of the Blue Receivables are good and collectible receivables, and will be collected in accordance with past practice and the terms of such receivables (and in any event within six months following the Closing Date), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Blue Marble Balance Sheet, as reasonably adjusted since the date of the Current Blue Marble Balance Sheet in the ordinary course of business, consistent with GAAP. For purposes of this Agreement, the term "Receivables" means all receivables of Blue Marble, including without limitation all contracts in transit and all trade account receivables arising from the provision of services, notes receivable, and insurance proceeds receivable.

        3.22 LICENSES AND PERMITS. Except as set forth on Schedule 3.22, Blue Marble possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operations of the Leased Premises, except where the failure to so possess such license would not be material.
Schedule 3.22 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, Blue Marble is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of the MacManus Parties, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Blue Marble Assets and the Blue Marble Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Blue Marble in the manner in which and to the extent to which such business is currently being conducted. Except as set forth on Schedule 3.23, Blue Marble has no direct or indirect interest in any customer, supplier or competitor of Blue Marble or in any person from whom or to whom Blue Marble leases real or personal property. No Principal and no officer or director in Blue Marble, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with Blue Marble or has any interest in any property used by Blue Marble (all such ownership, Contracts, transactions and interests, collectively "Blue Marble Affiliated Transactions"), except as set forth on Schedule 3.23.

        3.24 INTELLECTUAL PROPERTY.

                (a) Blue Marble owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with or infringement of, the rights of others. The MacManus Parties have not received any communications alleging that Blue Marble has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. None of the MacManus Parties is aware that any officer, director or employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interest of Blue Marble, or that would conflict with Blue Marble's business or prevent any such officer, director or employee from assigning inventions to Blue Marble. Neither the execution or delivery of this Agreement, nor the carrying on of Blue Marble's business by the employees of Blue Marble, nor the conduct of Blue Marble's business as proposed, will, to the MacManus Parties' knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Blue Marble does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Blue Marble.

                (b) No claims have been asserted against Blue Marble, and to the knowledge of the MacManus Parties (actual knowledge in the case of common law trademarks and tradenames and patents) there are no claims which are reasonably likely to be asserted against Blue Marble or which have been asserted against others by any person challenging Blue Marble's use or distribution of any trademarks, tradenames, copyrights, works of authorship, trade secrets, software, technology, know-how or processes utilized by Blue Marble or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. The use of any trademarks, tradenames, copyrights, works of authorship, software, technology, know-how or processes by Blue Marble in its business does not infringe on the rights of, constitute misappropriation of, or in any way involve unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including, without limitation, any patent, trade secret, copyright, trademark or tradename; provided, however, that such representation is made only to the MacManus Parties' actual knowledge with respect to common law trademarks and tradenames, technology, patent or similar intangible property right where infringement is possible without wrongful taking.

                (c) To the best knowledge of the MacManus Parties, all designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated in any of Blue Marble's proprietary rights constitute original creations of and were written, developed and created solely and exclusively by employees of Blue Marble without the assistance of any third party or entity, were public domain or were created by, or with the assistance of, third parties who assigned ownership of or licensed their rights to Blue Marble in valid and enforceable agreements. Blue Marble has at all times used commercially reasonable efforts to treat its trade secrets as confidential and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

                (d) To the best knowledge of the MacManus Parties, no employee of Blue Marble is in violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with Blue Marble or, to the knowledge of the MacManus Parties, any other party because of the nature of Blue Marble's business.

        3.25 CONTRACTS. Blue Marble has made available to, or given copies of, each Blue Material Contract to the Novo, and such Blue Material Contracts are the true, correct and complete documents regarding each such Blue Material Contract (defined below). Each Blue Marble Material Contract furnished or made available to the Novo is true and complete and reflects all amendments thereto made through the date of this Agreement and the list of such Blue Marble Material Contracts attached hereto as Schedule 3.25 is a true and complete list of the Blue Marble Material Contracts. Blue Marble has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract; all of the covenants to be performed pursuant to any Blue Marble Material Contract by any other party thereto have been fully performed; there are no claims for breach or indemnification or notice of default or termination under any Blue Marble Material Contract; and each of the Blue Marble Material Contracts is enforceable in accordance with its terms. To the knowledge of the MacManus Parties, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute a default by Blue Marble under any Blue Marble Material Contract, and to the knowledge of the MacManus Parties no such event has occurred which constitutes or would constitute a default by any other party. Blue Marble is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract.

        As used in this Section 3.25, "Blue Marble Material Contracts" shall include, without limitation, formal or informal, all written or oral (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations of Blue Marble to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $50,000); (b) contracts obligating Blue Marble to provide products or services which generated revenue to Blue Marble of more than $200,000 (c) leases of the Leased Premises to or from third parties and Blue Marble; (d) leases of personal property by Blue Marble (other than those which individually provide for annual payments of less than $20,000); (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of or partner in Blue Marble (except for routine NDAs and noncompete provisions applicable to, standard employment agreements and initial business development introductory meetings and discussions); (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property with respect to which Blue Marble is a party, (g) any contract relating to pending capital expenditures by Blue Marble; (h) any contracts obligating Blue Marble to make payments in excess of $50,000 over the remaining terms of such contract, and (i) all other material Contracts or understandings outside of the ordinary course of business with respect to which Blue Marble is a party or pursuant to which any of its assets is bound, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

        3.26 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Novo or its representatives by the MacManus Parties contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading. The MacManus Parties have provided Novo with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

        3.27 NO COMMISSIONS. The MacManus Parties have not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby

        3.28 CLIENT RELATIONS. The MacManus Parties have previously provided Novo with a written schedules setting forth Blue Marble's clients as of the date of the Blue Marble Current Balance Sheet Date, and the revenues from each client for the calendar year ended December 31,

1998 and the six months ended June 30, 1999, and the estimated revenues for each client for the twelve months ending December 31, 1999. The MacManus Parties do not warrant that the estimated revenues set forth on such schedule will prove to be accurate; provided, however, The MacManus Parties do represent that they were made in good faith and on a reasonable basis.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF MACMANUS

        As a material inducement to Novo to enter into this Agreement and to consummate the transactions contemplated hereby, MacManus makes the following representations and warranties to Novo:

        4.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. MacManus hereby confirms, that the Series C Common Stock to be acquired by MacManus will be acquired for investment for MacManus' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MacManus has no present intention of selling, granting any participation in, or otherwise distributing the same. MacManus further represents that MacManus does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series C Common Stock.

        4.2 DISCLOSURE OF INFORMATION. MacManus has had an opportunity to discuss Novo's business, management, financial affairs and the terms and conditions of the offering of the Series C Common Stock with Novo's management and has had an opportunity to review Novo's facilities. MacManus understands that such discussions, as well as the other written information delivered by Novo to MacManus, were intended to describe the aspects of Novo's business which it believes to be material.

        4.3 RESTRICTED SECURITIES. MacManus understands that the Series C Common Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MacManus' representations as expressed herein, MacManus understands that the shares of Series C Common Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, MacManus must hold the Series C Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. MacManus acknowledges that Novo has no obligation to register or qualify the Series C Common Stock. MacManus further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series C Common Stock, and on requirements relating to Novo which are outside of MacManus' control, and which Novo is under no obligation and may not be able to satisfy.

        4.4 NO PUBLIC MARKET. MacManus understands that no public market now exists for any of the securities issued by Novo, and that Novo has made no assurances that a public market will ever exist for the Series C Common Stock.

        4.5 LEGENDS. MacManus understands that the Series C Common Stock may bear one or all of the following legends:

                (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                (b) Any legend set forth in the Ancillary Agreements.

                (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        4.6 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to subsection 4.5(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and Novo shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144.

        4.7 ACCREDITED INVESTOR. MacManus is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

        4.8 PERMITTED TRANSFERS. MacManus may transfer the Series C Common Stock without the need of a registration statement or opinion of counsel to the effect that no registration statement is required if the transferee is an affiliate of MacManus and the transferee agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements to the same extent as if such Affiliate were the original purchaser of the Series C Common Stock hereunder, provided that Novo shall receive written notice of such transfer within thirty (30) days of its completion.

                                   ARTICLE 5

                                    RESERVED

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

        6.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

        6.2 RESERVED.

        6.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

        6.4 OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Blue Marble and Novo as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts, consistent with a mutually acceptable litigation strategy, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The parties will coordinate their efforts to pursue legal remedies as contemplated above in order to consummate the transactions contemplated by this Agreement and to obtain appropriate relief.

        6.5 ACCESS TO INFORMATION. The parties hereto shall, and shall cause their directors, officers, employees, auditors, counsel and agents to, afford the other party's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to their respective properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested as necessary to effectuate the transactions described in this Agreement. Novo shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records of Blue Marble, including the Leased Premises. The MacManus Parties shall be entitled



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

to conduct prior to Closing a due diligence review of the assets, properties, books and records of Novo, including the Leased Premises. All parties hereto shall use reasonable efforts to avoid or minimize the disturbance or disruption of the operations of the other parties during such investigation. No information provided to or obtained by the other shall affect any representation or warranty in this Agreement except as provided for herein.

        6.6 RESERVED.

        6.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that (i) any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information and (ii) that either party hereto shall be able to disclose such information to its employees and agents and to such other third parties as necessary as part of the operation of its business, including disclosure to existing or potential investors, lenders, acquirors or joint-venture candidates or as required by law or court order. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party or their respective Affiliates without the prior written consent of the other parties hereto.

        6.8 RESERVED.

        6.9 RIGHT OF FIRST OFFER. The parties hereto acknowledge the existing Right of First Offer entered into between MacManus, Seller and Novo pursuant to that certain Investor Rights' Agreement dated August 31, 1999 and the applicability of such Right of First Offer to the Series C Common Stock being exchanged hereto.

        6.10 RESERVED.

        6.11 RESERVED.

        6.12 RESERVED.

        6.13 SHAREHOLDER AND DIRECTOR VOTE. MacManus, in executing this Agreement, consents as the ultimate parent company of Seller and Blue Marble to the Share Exchange and other transactions contemplated hereby, and waive notice of any meeting in connection therewith and hereby release and waives (a) all rights it may possess with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock in Blue Marble, and (b) effective as of the Closing, all rights or options of any kind relating, directly or indirectly, to stock or other equity interests in Blue Marble, subject to the terms of this Agreement.

        6.14 TAX MATTERS.

                (a) Tax Returns. The MacManus Parties shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns for Blue Marble for any period ending on or before the Closing Date. The MacManus Parties shall provide such Tax Returns to Novo for review at least 20 days prior to their due date (including extensions where applicable). The MacManus Parties shall not file any amended Tax Returns with respect to Blue Marble without the prior written consent of Novo.

                (b) Tax Cooperation. The MacManus Parties and Novo shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any tax return or any audit or other proceeding relating to Blue Marble. From and after the Closing, Novo shall cause Blue Marble to obtain the prior consent of MacManus before entering into any binding agreement with any tax authority in respect of any audit or other proceeding relating to a tax return of any such entity filed prior to the Closing where the effect of such action would adversely affect MacManus' liabilities hereunder, provided that such consent shall not be unreasonably withheld or delayed.

                (c) Tax Refunds. MacManus shall be entitled to receive all refunds with respect to Taxes paid with respect to Blue Marble for taxable periods ending on or prior to the Closing Date.

        6.15 WORKING CAPITAL; LONG TERM INDEBTEDNESS.

             Working Capital. Each of the MacManus Parties covenants and agrees that the aggregate Working Capital Deficit of Blue Marble on the Closing Date, after giving effect to all of the transactions contemplated by this Agreement, the aggregate Working Capital Deficit shall not be greater than Three Hundred Thousand Dollars ($300,000). Should such Working Capital Deficit on the Closing Date be greater than Three Hundred Thousand Dollars ($300,000), Novo shall be entitled to the amount that such deficit exceeds Three Hundred Thousand ($300,000) as Indemnifiable Damages as defined in Article 8 herein. For purposes of this Agreement, (i) "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of Blue Marble exceeds the aggregate of the Current Liabilities of Blue Marble; (ii) "Current Assets" shall mean on a combined basis all current assets of Blue Marble determined in accordance with GAAP; and (iii) "Current Liabilities" shall mean on a combined basis the current liabilities of Blue Marble determined in accordance with GAAP.

        6.16 BLUE MARBLE RECEIVABLES PURCHASE. In the event that any accounts receivable more than 90 days past due on the books of Blue Marble on the Closing Date have not been collected within 90 days after the Closing, then MacManus agrees to purchase such receivables from Blue Marble as requested by Novo. Any such repurchase shall be in lieu of any indemnity obligation of Seller or MacManus hereunder in respect of the non-collectibility of such accounts receivable. Upon such repurchase, Novo shall transfer all rights and interests in such accounts receivable to MacManus or its designee.

                                   ARTICLE 7

                     CONDITIONS TO THE OBLIGATIONS OF NOVO

        The obligations of Novo to effect the Share Exchange and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Novo:

        7.1 ACCURACY OF - REPRESENTATIONS AND WARRANTIES. The representations and warranties of the MacManus Parties in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

        7.2 CORPORATE CERTIFICATE. The MacManus Parties shall have delivered to Novo (i) a copy of the Articles of Incorporation of Blue Marble, certified by the Secretary of State of the State of Delaware no longer than fifteen (15) days prior to the Closing Date, (ii) a copy of the Bylaws of Blue Marble in effect immediately prior to the Closing Date, (iii) a copy of resolutions adopted by the Board of Directors and shareholders of Blue Marble authorizing the transactions contemplated by this Agreement, and (iv) a certificate of good standing of Blue Marble, issued by the State of Delaware and each other state in which it is qualified to do business as of a date not more than five days prior to the Closing Date, and all of such documents as to Blue Marble shall be certified as of the Closing Date by the Secretary (or general partner) of Blue Marble as being true, correct and complete.

        7.3 OPINION OF COUNSEL. Novo shall have received an opinion, dated as of the Closing Date, from counsel for the MacManus Parties, in form and substance acceptable to Novo.

        7.4 CONSENTS. The MacManus Parties and Novo shall have received consents to the Share Exchange and other transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the MacManus Parties from any Person from whom such consent or waiver is required.

        7.5 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange, or other transactions hereunder, or which, in the reasonable judgment of Novo, makes it inadvisable to proceed with the transactions contemplated hereby.

        7.6 VOTING AGREEMENT. MacManus and each of Kelly Rodriques, Anthony Westreich and Harry Schlough shall have executed the Voting Agreement.

        7.7 RESTATED CERTIFICATE. Novo shall have filed the Restated Articles with the Secretary of State of California on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

        7.8 TRANSITION AGREEMENT AND SUBLEASE. Novo shall receive an executed Sublease acceptable to Novo between Blue Marble and MacManus, and MacManus shall have executed a

Transition Agreement addressing the continuing service arrangements and treatment and termination of service fees and expense fees between MacManus and Blue Marble.

                                   ARTICLE 8

                               CONDITIONS TO THE
                      OBLIGATIONS OF THE MACMANUS PARTIES

        The obligations of the MacManus Parties to effect the Share Exchange and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the MacManus Parties.

        8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Novo contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

        8.2 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an injunction or other similar court or administrative order restraining or prohibiting the transactions contemplated hereby.

        8.3 VOTING AGREEMENT. Novo and each of Kelly Rodriques, Anthony Westreich and Harry Schlough shall have executed the Voting Agreement.

        8.4 OPINION OF COMPANY COUNSEL. The MacManus Parties shall have received from Britton Silberman & Cervantez LLP, counsel for the Company, an opinion, dated as of the Closing, in form and substance acceptable the MacManus.

        8.5 RESTATED CERTIFICATE. Novo shall have filed the Restated Articles with the Secretary of State of California on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

        8.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange, or other transactions hereunder, or which, in the reasonable judgment of MacManus, makes it inadvisable to proceed with the transactions contemplated hereby.

        8.7 TRANSITION AGREEMENT AND SUBLEASE. MacManus shall receive an executed Sublease acceptable to MacManus between Blue Marble and MacManus, and Novo and MacManus shall have executed a Transition Agreement acceptable to MacManus addressing the continuing service arrangements and the treatment and termination of service fees and expense fees between MacManus and Blue Marble.

                                    ARTICLE 9

                                 INDEMNIFICATION

        9.1(a) AGREEMENT BY MACMANUS FOR INDEMNIFICATION.

                (i) MacManus agrees to and hereby does indemnify, defend, protect and hold Novo and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against the aggregate of, all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Novo arising out of, relating to, or resulting, from (1) any breach of a representation or warranty made by the MacManus Parties in or pursuant to this Agreement, (2) any breach of the covenants or agreements made by the MacManus Parties, in or pursuant to this Agreement, or (3) any inaccuracy in any certificate, instrument or other document delivered by the MacManus Parties, as required by this Agreement or (4) any items on
        Schedule 3.12 (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Novo shall have the right to be put in the same pretax consolidated financial position as it would have been in if the breach or inaccuracy referenced in the foregoing clauses (1), (2), (3) or (4) that caused such Indemnifiable Damages had not occurred.

                (ii) Notwithstanding anything to the contrary set forth in Sections 9.1(a), no claim for Indemnifiable Damages, other than claims with respect to Nonthreshold Liabilities (as hereinafter defined), shall be asserted by Novo until the aggregate of all Indemnifiable Damages exceeds the sum of $100,000.00 (the "Indemnification Threshold"), in which case Novo shall be entitled to all Indemnifiable Damages. All Nonthreshold Liabilities may be asserted and collected by Novo without regard to the Indemnification Threshold. For the purposes hereof, the term "Nonthreshold Liabilities" shall mean (1) claims under clause (2) of Section 9.1(a), (2) Environmental Costs and Litigation Costs to the extent attributable to or arising from any of the items set forth on
        Schedule 3.12 and Schedule 3.13, (3) claims under Sections 3.1, 3.2, 3.4, 3.5, and 3.19, and (4) claims arising from the fraud or intentional misrepresentation of any of the MacManus Parties, and (5) any shortfall in Working Capital in excess of that permitted by Section 6.15.

                (iii) Notwithstanding anything to the contrary set forth in this Agreement, the total Indemnifiable Damages payable by the MacManus Parties pursuant to this Section 9.1 shall not exceed the Exchange Consideration, except to the extent such Indemnifiable Damages are due to the fraud or intentional misrepresentation of any of the MacManus Parties.

        9.1(b) AGREEMENT BY NOVO FOR INDEMNIFICATION.

                (i) Novo agrees to and hereby does indemnify, defend, protect and hold the MacManus Parties and their stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against the aggregate of, all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by MacManus arising out of, relating to, or resulting, from (1) any breach of a representation or warranty made by the Novo in or pursuant to this Agreement, (2) any breach of the covenants or agreements made by Novo, in or pursuant to this Agreement, or (3) any inaccuracy in any certificate, instrument or other document delivered by the Novo, as required by this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, MacManus shall have the right to be put in the same pretax consolidated financial position as it would have been in if the breach or inaccuracy referenced in the foregoing clauses (1), (2), and (3) that caused such Indemnifiable Damages had not occurred.

                (ii) Notwithstanding anything to the contrary set forth in Sections 9.1(b), no claim for Indemnifiable Damages, other than claims with respect to Nonthreshold Liabilities (as hereinafter defined), shall be asserted by MacManus until the aggregate of all Indemnifiable Damages exceeds the sum of $100,000.00 (the "Indemnification Threshold"), in which case MacManus shall be entitled to all Indemnifiable Damages. All Nonthreshold Liabilities may be asserted and collected by Novo without regard to the Indemnification Threshold. For the purposes hereof, the term "Nonthreshold Liabilities" shall mean (1) claims under clause (2) of Section 9.1(b), (2) Environmental Costs and Litigation Costs to the extent attributable to or arising from any of the items set forth on
        Schedule 2.12 and Schedule 2.13, (3) claims under Sections 2.1, 2.2, 2.4, 2.5, and 2.19 and (4) claims arising from the fraud or intentional misrepresentation of Novo.

                (iii) Notwithstanding anything to the contrary set forth in this Agreement, the total Indemnifiable Damages payable by Novo pursuant to this Section 9.1 shall not exceed the Exchange Consideration, except to the extent such Indemnifiable Damages are due to the fraud or intentional misrepresentation of Novo.

        9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the MacManus Parties and Novo in this Agreement or pursuant hereto shall survive for two (2) years following the Closing Date, except that the representations and warranties in Section 2.12,
Section 2.17 and Section 2.18 by Novo and Section 3.13, Section 3.18 and Section
3.19 by the MacManus Parties shall survive for the respective statute of limitations and the representations and warranties in Section 2.3, Section 2.4,
Section 3.4 and Section 3.5 shall survive indefinitely. No claim for the recovery of Indemnifiable Damages arising from a breach of such representations and warranties may be asserted by the applicable party after the applicable period has expired; provided, however, that claims for Indemnifiable Damages first asserted within such period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

        9.3 REMEDIES CUMULATIVE; WAIVER. The remedies provided herein shall be cumulative and shall not preclude either party hereto from asserting any other right, or seeking any other remedies against the other party. MacManus hereby waive any right to contribution or any other similar right they may have against Blue Marble as a result of their agreement to indemnify in this Article 9. Notwithstanding anything to the contrary, however, the indemnity procedures provided herein shall be the sole remedy with respect to any party's breaches of representations and warranties in connection with the transactions contemplated in this Agreement, excluding breaches as a result of such party's fraud or intentional misrepresentations.

        9.4 INDEMNIFICATION PROCEDURES. In the event that any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days after receipt from the Indemnified Party of notice of such claim, which notice by the lndemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party, provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying
Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

        (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within such 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

        (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party; the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

        (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

                (d) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

                (e) Notwithstanding clause (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, (iv) that, in the event any MacManus Party is the Indemnified Party, involves any client or supplier of MacManus or any of its affiliates or subsidiaries (each, a "MacManus Company") if, in the sole discretion of MacManus, the handling of such client or supplier dispute could have a material adverse effect on the business relationships of any MacManus Company or (v) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

                (f) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

                (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 9.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

        9.5 BLUE MARBLE EMPLOYEE CLAIMS. Notwithstanding anything to the contrary above, in the event that any claim is made against Novo or Blue Marble by any current or former employee of Blue Marble in respect of undisclosed promises or agreements made or actions taken by Blue Marble prior to the Closing, which claims Novo asserts in good faith constitute Indemnifiable Damages under Section 9.1 (a) above, but in respect of which MacManus disputes its indemnity obligation hereunder, MacManus agrees nonetheless to bear the full financial burden and take direct financial responsibility for any such claims, including the defense costs and related expenses thereof, until a final resolution of such matter. If it is ultimately determined that such employee claims do not constitute Indemnifiable Damages hereunder, Novo agrees to immediately reimburse MacManus for any such amounts paid by it under this paragraph.

                                   ARTICLE 10

                                  DEFINITIONS

        10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                "Environmental Costs' shall mean any and all expenses, costs, damages, liabilities or obligations, including, without limitation, fees and expenses of counsel, (whether arising before, on or after the Closing Date) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean Up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business and whether or not reflected on Schedule 3.13(a) or (b).

                "ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations, including, without limitation, fees and expenses of counsel, (whether arising before, on or after the Closing Date) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business and whether or not set forth on Schedule 3.12).

                "Material Adverse Change (or Effect)" means with respect to a person or entity a change (or effect), in the financial condition, properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect), in the aggregate, is materially adverse to the business or operations of such business as a whole.

                "Novo Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses (including any filing fees in connection with filings by Novo) incurred, paid, or payable by Novo in connection with the transactions contemplated hereby.

                "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                "Principal Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses (including any transfer taxes, fees and expenses incurred by any of the MacManus Parties in connection with any of the transactions contemplated hereby or the performance by any of the foregoing of any of the covenants set forth herein and all prepayment fees or penalties incurred by the MacManus Parties arising from or due to the transactions contemplated hereby) incurred by the MacManus Parties in connection with the transactions contemplated hereby.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

                "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, transfer, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign government agency, and any interest or penalties related thereto.

        10.2 Other Definitional Provisions.

                (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                (e) "Knowledge" with respect to the MacManus Parties shall mean the actual knowledge of the executive officers of MacManus directly involved in the transactions under this Agreement.

                                   ARTICLE 11

                                    RESERVED

                                   ARTICLE 12

                               GENERAL PROVISIONS

        12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

        (a) IF TO NOVO TO:

        Novo MediaGroup, Inc.
        222 Sutter Street, 6th Floor

        San Francisco CA 94108
        Attn: Kelly Rodriques
        Telecopy: (415) 646-7001

        with a copy to:

        Britton Silberman & Cervantez LLP
        461 Second Street, Suite 332
        San Francisco, CA 94107
        Attn: Thomas J. Cervantez, Esq.
        Telecopy (415) 538-9000

       (b) IF TO THE MACMANUS PARTIES TO,

        The Macmanus Group Inc
        1675 Broadway
        New York, NY 10019
        Attn: Craig D. Brown
        Telecopy: (212) 468-3085

        with a copy to:

        Davis & Gilbert LLP
        1740 Broadway
        New York, NY 10019
        Attention: Lewis A. Rubin, Esq.
        Telecopy: (212) 468-4888

        12.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

        12.3 EXPENSES. MacManus shall pay the Principal Transaction Fees. Novo shall pay the Novo Transaction Fees.

        12. 4 AMENDMENT, WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

        12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the any party hereunder without the prior written consent of the other parties, provided that any party hereto may assign its rights hereunder to any successor that acquires all or substantially all of the assets or stock of such assigning party. In addition, the MacManus Parties may assign this Agreement to any of their affiliated entities, provided that with respect to assignments by MacManus to its affiliate entities, MacManus will remain liable for any obligations not satisfied by such affiliate entity under this Agreement.

        12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

        12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the state of California applicable to contracts executed and to be wholly performed with such state.

        12.9 JURISDICTION.

                (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of San Francisco, California or New York, New York or in the U.S. District Court for the Northern District of California or the Southern District of New York, as the commencing party may elect, and all parties hereby accept the exclusive jurisdiction of those courts for the, purpose of any suit, action or proceeding.

                (b) In addition, each of the parties hereby irrevocably waives, to the fullest extent permitted by law , any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in San Francisco County, California or New York County, New York, or the U.S. District Court for the Northern District of California or Southern District of New York, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in San Francisco County, California or New York County, New York or in such District Courts has been brought in an inconvenient forum.

        12.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel. The foregoing does not limit the representations, warranties or agreements of the parties hereto in any respect.

        The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


NOVO MEDIAGROUP, INC.                   THE MACMANUS GROUP, INC.


By:  /s/ KELLY RODRIQUES                By: /s/ DAVID WINCLECHTER
   ------------------------------          -------------------------------
Name: Kelly Rodriques                   Name: David Winclechter
     ----------------------------            -----------------------------
Title:  CEO                             Title: VP/Secretary
      ---------------------------             ----------------------------




Address:                                Address:

Facsimile:                              Facsimile:



N.W. AYER COMMUNICATIONS, INC.



By: /s/ DAVID WINCLECHTER
   ------------------------------
Name: David Winclechter
     ----------------------------
Title: VP/Secretary
      ---------------------------




Address:


Facsimile:




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